________________________________________________________________________________
________________________________________________________________________________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2002


                                  FANSTEEL INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-8676                  36-1058780
          --------                     ------                  ----------
(State or other jurisdiction of   (Commission File         (I.R.S. Employer
        incorporation )                Number)            Identification No.)

Number One Tantalum Place, North Chicago, Illinois                60064
--------------------------------------------------                -----
     (Address of principal executive offices)                  (Zip Code)



       Registrant's telephone number, including area code: (847) 689-4900


________________________________________________________________________________
________________________________________________________________________________

Item 2.  Acquisition or Disposition of Assets

Sale of Subsidiary

           As previously reported, on January 15, 2002, Fansteel Inc. ("Fansteel") and its U.S. subsidiaries (collectively, together with Fansteel, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Code"). The cases are being administered in the United States District Court for the District of Delaware (the "Court"), under Case Number 02-10109.

           On December 30, 2002, Fansteel completed the sale of all of the outstanding shares (the "Shares") of Fansteel Schulz Products, Inc., its wholly-owned subsidiary ("Schulz"), to Hancock Park Associates pursuant to
Section 363 of the Code, the terms of the Stock Purchase Agreement, dated as of October 25, 2002, and various approvals by the Court. The Stock Purchase Agreement is attached as an exhibit to Fansteel's Form 8-K filing, dated October 31, 2002.

Purchase Price and Use of Proceeds

          The purchase price for the Shares is approximately $2.35 million ($2,350,000) in cash, subject to post-closing adjustments. The sale proceeds, including a $235,000 good faith deposit, have been deposited in a restricted account controlled by Fansteel's lender under its debtor-in-possession ("DIP") loan agreement (the "Loan Agreement"), Congress Financial Corporation ("Congress").

          Pursuant to the Second Amendment to the Loan Agreement, dated October 25, 2002, Congress agreed that so long as the Debtors are not in default under the Loan Agreement, the sale proceeds from the sale of Schulz may be used to pay
(i) court-approved professional fees, (ii) certain critical vendor payments,
(iii) allowed administrative expenses, and (iv) for all costs and expenses incurred in connection with the sale of the Shares.

Dismissal of Bankruptcy Case Against Schulz

          In accordance with an order of the Court, the bankruptcy case against Schulz was dismissed upon consummation of the sale of the Shares. In accordance with such order and the terms of the Stock Purchase Agreement, Purchaser has agreed to use its best efforts to settle, compromise and pay all creditors' claims set forth on the relevant schedule to the Stock Purchase Agreement within 60 days or such greater period of time as the Court may decide is reasonable.

           Fansteel and its remaining U.S. subsidiaries continue to manage their businesses and properties as debtors and debtors-in-possession pursuant to Sections 1107 and 1108 of the Code and subject to the supervision of the Court.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        FANSTEEL INC.

                        By:  /s/ GARY L. TESSITORE
                               -------------------------------------------------
                        Name:    Gary L. Tessitore
                        Title:   Chairman, President and Chief Executive Officer

                        By:  /s/ R. MICHAEL MCENTEE
                               -------------------------------------------------
                        Name:    R. Michael McEntee
                        Title:   Vice President and Chief Financial Officer

Dated: December 31, 2002